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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in this registration statement on Form S-11 of NorthStar Capital Investment Corp.

                                          ARTHUR ANDERSEN LLP

New York, New York
March 19, 1998